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Oasis Residential, Inc.
March 6, 1997                                                          Exhibit 8
Page 1

                                 March 6, 1997

Oasis Residential, Inc.
4041 East Sunset Road
Henderson, Nevada 89014

                  Re: $250,000,000 Aggregate Offering Price of Securities of
                      Oasis Residential Inc. (the "Company")

Ladies and Gentlemen:

                  In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $250,000,000 aggregate offering price of (i) one or more series of senior or subordinated debt securities, (ii) one or more series of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) one or more series of Preferred Stock represented by depositary shares, (iv) shares of common stock, par value $.01 per share, or (v) warrants, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

                  As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability
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Oasis Residential, Inc.
March 6, 1997
Page 2



thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations, it is our opinion that:

                           1. Commencing with the Company's taxable year ended
                  December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company referred to above, will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                           2. The statements in the Prospectus set forth under
                  the captions "Federal Income Tax Considerations to the Company," to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Company's representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.
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Oasis Residential, Inc.
March 6, 1997
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This opinion is furnished only to you, and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,

                                   LATHAM & WATKINS